Exhibit 23.1

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

TriQuint Semiconductor, Inc.:

Under date of February 26, 2010, we reported on the consolidated balance sheets of TriQuint Semiconductor, Inc. and subsidiaries (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009, as contained in the annual report on Form 10-K for the year 2009. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule as contained in the annual report on Form 10-K for the year 2009. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the incorporation by reference in the registration statements (No. 333-81245 and No. 333-36112) on Form S-3 and (No. 333-75464, No. 333-08891, No. 333-08893, No. 333-02166, No. 333-31585, No. 333-48883, No. 333-66707, No. 333-74617, No. 333-81273, No. 333-39732, No. 333-39730, No. 333-61582, No. 333-65850, No. 333-89242, No. 333-102085, No. 333-105701, No. 333-115809, No. 333-120407, No. 333-125269, No. 333-134470, No. 333-151192, No. 333-157725, No. 333-159201, No. 333-65850 and No. 333-143337) on Form S-8 of the Company of our report dated February 26, 2010, with respect to the consolidated balance sheets of the Company as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of the Company.

/s/ KPMG

Portland, Oregon

February 26, 2010